EXHIBIT NO. EX-99.m.6

                                 GAM FUNDS, INC.

           SECOND AMENDED PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1

                                 CLASS B SHARES

     WHEREAS, GAM Funds, Inc. ("Fund") is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company; and

     WHEREAS, the Fund has adopted a Second Amended Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act ("Plan") with respect to its Class B Shares of each series of the Fund ("Series"), and the Board of Directors ("Board") has determined that there is a reasonable likelihood that adoption of the Plan will benefit each Series and its stockholders; and

     WHEREAS, the Fund employs GAM Services Inc., and from time to time hereafter, may employ other persons, to serve as principal distributor of the Class B Shares (the person serving in such capacity from time to time, "Distributor"); and

     WHEREAS,  the Fund has entered into a  Distribution  Contract  ("Contract")
with  Distributor   pursuant  to  which  Distributor  has  agreed  to  serve  as
Distributor of the Class B Shares of each such Series; and

     NOW, THEREFORE, the Fund hereby adopts this Plan with respect to the Class B Shares of each Series in accordance with Rule 12b-1 under the 1940 Act.

     1. A. Each Series is authorized to pay to Distributor, as compensation for its services as Distributor of the Series' Class B Shares, distribution fees at the rate of 0.75%, on an annualized basis, of the average daily net assets of the Series' Class B Shares. Such fee shall be calculated and accrued daily and paid monthly or at such other intervals as the Board shall determine. Any Series may pay a distribution fee to Distributor at a lesser rate than the fee specified in this Paragraph 1A, as agreed upon by the Board and Distributor and as approved in the manner specified in Paragraph 5 of this Plan.

          Such distribution fee shall be paid to Distributor as compensation for acting as principal distributor in respect of the Class B Shares of the Fund and as reimbursement of the distribution expenditures incurred in connection therewith. Such expenditures may consist of: (i) commissions to sales personnel for selling Class B Shares of the Fund (including interest and other financing costs); (ii) compensation, sales incentives and payments to sales, marketing and service personnel; (iii) payments to broker-dealers and other financial institutions which have entered into agreements with Distributor for distribution services rendered in connection with the sale and distribution of Class B Shares of the Fund; (iv) payment of expenses incurred in sales and promotional activities, including advertising expenditures related to Class B Shares of the Fund; (v) the costs of preparing and distributing promotional materials; (vi) the cost of printing the Fund's Prospectus and Statement of Additional Information for distribution to potential investors; and (vii) such other similar services that the Board determines are reasonably calculated to result in sales of Class B Shares of the Fund. Any payment of distribution fees under this Plan is intended to constitute an "asset-based sales charge" within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), as in effect from time to time.

          B. Each Series is authorized to pay to Distributor, as compensation for Distributor's services as Distributor of the Series' Class B Shares, a service fee at the rate of 0.25%, on an annualized basis, of the average daily net assets of the Series Class B Shares. Such fee shall be calculated and accrued daily and paid monthly or at such other intervals as the Board shall determine.

          Distributor may pay all or any portion of the service fee to securities dealers as service fees pursuant to agreements with such dealers for providing personal services to investors in Shares of the Fund and/or the maintenance of stockholder accounts, or may use all or any portion of the service fee to pay for expenses of Distributor (including overhead expenses) incurred in connection with the provision of personal services provided to investors in Shares of the Fund and/or the maintenance of stockholder accounts, including without limitation, expenses of personnel and communications equipment used in servicing stockholder accounts. If, in lieu of allowing a portion of the service fee relating to a particular Class B Shares to a securities dealer, Distributor pays such securities dealer a lump sum at the time of the closing of the sale of particular Class B Shares in consideration of such securities dealer's commitment to render stockholder services in respect of such Class B Share for the first twelve months following the issuance thereof, then the portion of the service fee (the "Earned Service Fee") allocable to such Class B Share which accrues during such twelve month period shall be deemed to have been fully earned by the Distributor on the date Distributor makes the payment to such securities dealer, and Distributor's entitlement to its "Allocable Portion" (as hereinafter defined) of such Earned Service Fee shall be identical in all respects to its entitlement to its Allocable Portion of the distribution fee as set forth in Paragraph 4 hereof and shall be assignable as contemplated thereby. All payments of service fees under this Plan are intended to qualify as "service fees" within the meaning of the Conduct Rules of the NASD.

     2. Distributor of the Class B Shares of each Series may spend such amounts as it deems appropriate on any activities or expenses primarily intended to result in the sale of the Class B Shares of the Series or the servicing and maintenance of stockholder accounts, including, but not limited to, compensation to employees of Distributor; compensation to and expenses, including overhead and telephone and other communication expenses, of Distributor and other selected dealers who engage in or support the distribution of Shares or who service stockholder accounts; the printing of prospectuses, statements of additional information, and reports for other than existing stockholders; and the preparation, printing and distribution of sales literature and advertising materials.

     3. The Contract shall provide that: (i) Distributor will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the distribution fee and Earned Service Fee payable in respect of the Class B Shares of the Fund upon the settlement date of each sale of a "Commission Share" (as defined in Schedule A attached to the first Contract entered into pursuant to this Plan) of such class taken into account in determining such Distributor's Allocable Portion of the distribution fee and the Earned Service Fee payable to Distributor in respect of such class;
(ii)  notwithstanding  anything  to the  contrary  set forth in this Plan or the

Contract, the Fund's obligation to pay Distributor the distribution fee and Earned Service Fee payable in respect of the Class B Shares shall not be terminated or modified for any reason (including a termination of the Contract between such Distributor and the Fund) except to the extent required by a change in the 1940 Act, the rules thereunder or the Conduct Rules of the NASD, in each case enacted after the adoption of this Plan, or in connection with a "Complete Termination" (as hereinafter defined) of this Plan in respect of the Class B Shares of the Fund; (iii) the Fund will not take any action to waive or change any contingent deferred sales charge ("CDSC") in respect of the Class B Shares of the Fund, except as provided in the Fund's Prospectus or Statement of Additional Information, without the consent of Distributor or its assigns; (iv) notwithstanding anything to the contrary set forth in this Plan or the Contract, neither the termination of Distributor's role as principal distributor of the Class B Shares of the Fund, nor the termination of the Contract nor the termination of this Plan will terminate Distributor's right to the CDSCs; and
(v) notwithstanding anything to the contrary set forth in this Plan or the Contract, Distributor may assign, sell or pledge (collectively, "Transfer") its rights to the Earned Service Fees and its Allocable Portion of the distribution fees and CDSCs (but not Distributor's obligations to the Fund under the Contract) to raise funds to make the expenditures related to the distribution of Class B Shares of the Fund and in connection therewith, upon receipt of notice of such Transfer, the Fund shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees"), as third party beneficiaries, such portion of Distributor's Earned Service Fees and Allocable Portion of the distribution fees or CDSCs in respect of the Class B Shares of such Fund so Transferred and except as provided in (ii) above, notwithstanding anything to the contrary set forth in this Plan or in the Contract, to the extent Distributor has Transferred its rights to its Allocable Portion of the distribution fees and CDSCs and the Earned Service Fees, the Fund's obligation to pay Distributor's Allocable Portion of the distribution fees and CDSCs and the Earned Service Fees payable in respect of the Class B Shares of the Fund shall be absolute and unconditional and shall not be subject to dispute, set-offs, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of Distributor (it being understood that such provision is not a waiver of the Fund's right to pursue Distributor and enforce such claims against the assets of Distributor other than its right to the service fees, distribution fees and CDSCs in respect of the Class B Shares of the Fund transferred in connection with such Transfer). For purposes of this Plan, the term "Allocable Portion" of distribution fees, CDSCs or Earned Service Fee payable in respect of the Class B Shares of the Fund as applied to any distribution fees, CDSCs or Earned Service Fee payable in respect of the Class B Shares of the Fund as applied to Distributor shall mean the portion of distribution fees, CDSCs or Earned Service Fees payable in respect of the Fund allocated to Distributor in accordance with Schedule A attached to the Contract first entered into by the Fund pursuant to this Plan. For purposes of this Plan, the term "Complete Termination" of this Plan in respect of any Class B Shares of the Fund means a termination of this Plan involving the complete cessation of the payment of distribution fees in respect of all Class B Shares of the Fund, and the termination of the distribution plans and the complete cessation of the payment of distribution fees pursuant to every other distribution plan pursuant to Rule 12b-1 in respect of the Class B Shares of the Fund and for every future class of Shares which has substantially similar characteristics to the Class B Shares of the Fund taking into account the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such Shares.

     4. If adopted with respect to Class B Shares of a Series after any public offering of those Shares, this Plan shall not take effect with respect to those Shares unless it has first been approved by a majority of the voting securities of the Class B Shares of that Series. This provision does not apply to adoption as an amended Plan of Distribution where the prior Plan of Distribution either was approved by a vote of a majority of the voting securities of the Class B Shares of the applicable Series or such approval was not required under Rule 12b-1.

     5. This Plan was approved, on October 23, 2001, by votes of a majority of both (a) the Board and (b) those Board members of the Fund who are not "interested persons" of the Fund and have no direct or indirect financial interest in the operation of this Plan or any agreements related thereto ("Independent Board Members"), cast in person at a meeting (or meetings) called for the purpose of voting on such approval.

     6. After approval as set forth in Paragraph 4 (if applicable) and Paragraph 5, this Plan shall take effect when the Registration Statement on Form N-1A for the Fund, of which this Plan is a part, becomes effective, and shall continue in full force and effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 5.

     7. Distributor shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended with respect to the Class B Shares of each Series by Distributor under this Plan and the Contract and the purposes for which such expenditures were made. Distributor shall submit only information regarding amounts expended for "distribution activities," as defined in this Paragraph 7, to the Board in support of the distribution fee payable hereunder and shall submit only information regarding amounts expended for "service activities," as defined in this Paragraph 7, to the Board in support of the service fee payable hereunder.

     For purposes of this Plan, "distribution activities" shall mean any activities in connection with Distributor's performance of its obligations under this Plan or the Contract that are not deemed "service activities." "Service activities" shall mean activities in connection with the provision by Distributor of personal, continuing services to investors in the Class B Shares of the Series; provided, however, that if the NASD adopts a definition of "service fee" for purposes of Section 2830(b)(9) of the NASD Conduct Rules that differs from the definition of "service activities" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service activities" in this Paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition. Overhead and other expenses of Distributor related to its "distribution activities" or "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

     8. This Plan may be terminated with respect to the Class B Shares of any Series at any time by vote of the Board, by vote of a majority of the Independent Board Members, or by vote of a majority of the outstanding voting securities of the Class B Shares of that Series.

     9. This Plan may not be amended to increase materially the amount of distribution fees provided for in Paragraph 1A or the amount of service fees provided for in Paragraph 1B hereof unless such amendment is approved by a majority of the outstanding voting securities of the Class B Shares of the affected Series and no material amendment to the Plan shall be made unless approved in the manner provided for initial approval in Paragraph 5 hereof.

     10. The amount of the distribution and service fees payable by the Series to Distributor under Paragraphs 1A and 1B hereof and the Contract is not related directly to expenses incurred by Distributor on behalf of such Series in serving as Distributor of the Class B Shares, and Paragraph 2 hereof and the Contract do not obligate the Series to reimburse Distributor for such expenses. The distribution and service fees set forth in Paragraphs 1A and 1B hereof will be paid by the Series to Distributor until either the Plan or the Contract is terminated or not renewed. If either the Plan or the Contract is terminated or not renewed with respect to the Class B Shares of any Series, any distribution expenses incurred by Distributor on behalf of the Class B Shares of the Series in excess of payments of the distribution and service fees specified in Paragraphs 1A and 1B hereof and the Contract which Distributor has received or accrued through the termination date are the sole responsibility and liability of Distributor, and are not obligations of the Series.

     11. While this Plan is in effect, the selection and nomination of the Board members who are not interested persons of the Fund shall be committed to the discretion of the Board members who are not interested persons of the Fund.

     12. As used in this Plan, the terms "majority of the outstanding voting securities" and "interested person" shall have the same meaning as those terms have in the 1940 Act.

     13. The Fund shall preserve copies of this Plan (including any amendments thereto) and any related agreements and all reports made pursuant to Paragraph 7 hereof for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.

     14. The Board members of the Fund and the stockholders of each Series shall not be liable for any obligations of the Fund or any Series under this Plan, and Distributor or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Fund or such Series in settlement of such right or claim, and not to such Board members or stockholders.

     IN WITNESS WHEREOF, the Fund has executed this Plan of Distribution on the day and year set forth below in New York, New York.

       Date:  November 15, 2001

ATTEST:                                         GAM FUNDS, INC.


/s/                                             By: /s/ Joseph Allessie
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